EXHIBIT 10.1

                         FIRST WEST CHESTER CORPORATION
                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN


1.       PURPOSE OF THE PLAN

The purpose of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") is to provide the shareholders of First Chester County Corporation with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of the common stock of First Chester County Corporation.

2.       DEFINITIONS

For purposes of the Plan, the following words or phrases shall have the meanings assigned to them below:

         (a)      "Authorization  Form"  shall  mean the form or other  document
                  designated   by  the  Plan   Agent  as  the   evidence   of  a
                  shareholder's election to participate in the Plan.

         (b)      "Company" shall mean First Chester County Corporation.

         (c) "Investment Date" shall mean the dividend payment date for dividends payable in cash by the Company. If the Investment Date falls on a date when there is no trading, the Investment Date shall be the next trading day.

         (d) "Investment Period" shall mean that period of time beginning fifteen (15) days before an Investment Date and ending on the earlier of (i) the date on which the Plan Agent completes the acquisition of shares to cover the reinvestment of the dividend payment and the investment of optional cash payments for such Investment Date, or (ii) the date which is thirty
                  (30) days after the Investment Date.

         (e) "Participant" shall mean a shareholder of record of the Company who has elected to participate in the Plan by delivering an executed Authorization Form to the Plan Agent.

         (f)      "Plan" shall mean the Dividend Reinvestment and Stock Purchase
                  Plan.

         (g) "Plan Account" shall mean the account maintained for the benefit of a Participant.

         (h) "Plan Agent" shall mean Registrar & Transfer Company, or such other independent agent as the Company may from time to time appoint to administer the Plan.

         (i) "Plan Shares" shall mean the shares of Stock that are held by the Plan Agent for the benefit of the Participants in the Plan.

         (j) "Purchase Date" shall mean (i) the first business day of a month in which there is no Investment Date, or (ii) the Investment Date during any month in which there is an Investment Date. If the Purchase Date falls on a date when there is no trading, the Purchase Date shall be the next trading day.

         (k)      "Stock"  shall  mean the $1.00 par value  common  stock of the
                  Company.
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3.       ADMINISTRATION

The Plan shall be administered by the Plan Agent. All Plan Shares will be registered in the name of the Plan Agent (or its nominee), as agent of the respective Participants.

4.       PARTICIPATION

All holders of record of the Stock of the Company are eligible to participate in the Plan, except as otherwise determined by the Board of Directors of the Company. The Board of Directors may refuse to offer the Plan to shareholders residing in any state which requires the registration of qualification of the Stock to be issued pursuant to the Plan, or exemption therefrom, if such registration, qualification or exemption results in undue burden or expense to the Company, as determined by the Board of Directors in its sole discretion. A beneficial owner whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name in order to participate in the Plan.

5.       ENROLLMENT

A shareholder of record may enroll in the Plan by completing and signing an Authorization Form and returning it to the Plan Agent. If an Authorization Form requesting reinvestment of dividends is received by the Plan Agent at least ten
(10) days before the payment date established for a particular dividend, reinvestment will commence with that dividend. If an Authorization Card is received from a shareholder less than ten (10) days before the payment date established for a particular dividend, the reinvestment of dividends will begin with the payment of the next dividend if the shareholder is still a holder of record on the next Investment Date. A shareholder of record may designate to reinvest the dividends on all or a percentage of his shares through the Plan, provided such percentage is (a) a multiple of five, (b) 33-1/3% or (c) 66-2/3%.

6.       OPTIONAL CASH PAYMENTS

A Participant may make optional cash payments to be used for the purchase of additional shares of Stock. Optional cash payments may be made monthly, but the minimum optional cash payment shall be $25 per month and the maximum optional cash payment shall be $2,000 per month. The same amount need not be invested each month. Participants are under no obligation to make optional cash payments.

A Participant may make an optional cash payment by forwarding a check or money order payable to the Plan Agent with the payment form attached to his statement of account. The Plan Agent will apply each optional cash payment received from a Participant at least ten (10) days before a Purchase Date to the purchase of Stock for the account of that Participant on such Purchase Date. Any optional cash payment received by the Plan Agent less than ten (10) days before a Purchase Date shall be retained by the Plan Agent and applied to the purchase of Stock for the account of the Participant on the next Purchase Date if the Participant is still a holder of record on such next Purchase Date. An optional cash payment will not be deemed to have been made by a Participant or received by the Plan Agent until the funds so contributed are actually collected.

Interest will not be paid on optional cash payments. Optional cash payments will be returned to a Participant upon written request to the Plan Agent, provided that the request is received by the Plan Agent at least five (5) business days prior to the next scheduled Purchase Date.

7.       PURCHASES

Stock needed to meet the requirements of the Plan will either be purchased in the open market, issued directly by the Company from authorized but unissued or treasury shares or acquired through a combination of the foregoing.




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Stock purchased in the open market will be purchased by the Plan Agent (or other independent agent appointed by the Company) who will have sole discretion in all matters related to such purchases, including the day and time of purchase, purchase price paid, number of shares purchased and the markets or persons through whom the purchases will be made. The purchase price per share to a Participant for shares purchased on the open market will be the weighted average price, including brokerage commissions, if any (the "Open Market Price"), of all shares purchased in the open market by the Plan Agent to satisfy Plan requirements.

Provided that at least twenty-five percent (25%) of the shares needed to be acquired to satisfy the Plan requirements on any Purchase Date are purchased in the open market, the purchase price per share of the shares purchased from the Company to satisfy the balance of the Plan requirements will be the Open Market Price. If less than twenty-five percent (25%) of the shares needed to be acquired to satisfy the Plan requirements on any Purchase Date are purchased in the open market, the purchase price per share to a Participant will be the "Fair Market Value" of a share of the Stock. The Fair Market Value of a share of the Stock is the mean between the highest bid price and lowest asked price last quoted by the then current market makers in the Stock on the Purchase Date. If no such bid and asked price is available, then the Fair Market Value will be the mean between the most recent highest bid price and lowest asked price last quoted by the market makers of the Stock prior to the Purchase Date.

On each Investment Date, the Company will pay to the Plan Agent such portion of the dividends payable on each Participant's shares of Stock as the Company has determined will be used to purchase Stock in the open market. The balance of the dividends payable will be retained by the Company as consideration for shares to be purchased from the Company. At such time as the price per share of shares to be purchased from the Company shall be determined, the Company shall authorize the issuance to the Plan of such number of shares that the remaining portion of the dividends payable will purchase at the price as so determined. The shares issued by the Company may be newly issued shares, shares from treasury, or such combination of new or treasury shares as the Company deems appropriate.

Purchases of Stock in the open market will be made as soon as possible after the applicable Purchase Date, but not more than thirty (30) days after such date. No shares will be allocated to a Participant's account until the earlier of (i) the date on which the Plan Agent has purchased the shares required to be purchased on such Purchase Date, or (ii) the date which is thirty (30) days after the respective Purchase Date. If, within thirty (30) days following a Purchase Date, the Plan Agent is unable to acquire sufficient shares in the open market to cover the purchases for such period, the Plan Agent shall allocate the shares it has acquired among all Participants on a pro rata basis and return to the Participants their pro rata portion of the funds which were not invested within such time period.

Each Participant's account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the sum of
(i) the applicable amount to be reinvested by the Participant divided by the applicable purchase price per share, plus (ii) the applicable optional cash payments by the Participant divided by the applicable purchase price per share.

8.       DIVIDENDS

As record holder of the Plan Shares held in a Participant's account under the Plan, the Plan Agent will receive dividends on all Plan Shares held by it on each dividend record date, will credit such dividends to each Participant's account in proportion to the number of whole or fractional shares held in each account, and will automatically reinvest the dividends in shares of Stock purchased in the open market or issued directly by the Company in the same manner as described in Section 7 hereof.

9.       COSTS

All costs of administration of the Plan and service charges (other than brokerage commissions, if any) will be paid by the Company. Participants will be charged the actual cost of all shares purchased in the open market (including brokerage commissions, if any).


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10.      REPORTS TO PARTICIPANTS

As soon as practicable after each Purchase Date, the Plan Agent will mail to each Participant for whose account a transaction has occurred under the Plan, a statement showing:

         (a) the amount of any dividend and optional cash payment applied toward such investment;

         (b)      the taxes withheld, if any;

         (c)      the net amount invested;

         (d)      the number of shares purchased;

         (e)      the purchase price per share; and

         (f)      the total shares accumulated under the Plan,  computed to four
                  (4) decimal places.

Each Participant will receive annually, Internal Revenue Service information for reporting dividend income received.

11.      VOTING OF SHARES

For each meeting of shareholder, the Plan Agent will forward a proxy to each Participant. The Participant's whole Plan Shares will be voted in accordance with the instructions received from the Participant. Fractional shares will not be voted. The Plan Shares of a Participant who does not return a proxy will not be voted.

12.      WITHDRAWAL OF SHARES IN PLAN ACCOUNTS BY ISSUANCE OF CERTIFICATES

All Plan Shares will be registered in the name of the Plan Agent or its nominee, as agent for the Participants. Certificates in exchange for Plan Shares will not be issued to Participants unless requested in writing. Participants may withdraw all or a portion of the Plan Shares in their accounts by notifying the Plan Agent in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for any number of whole Plan Shares will be issued to a Participant within fifteen (15) days of a written request to the Plan Agent signed by the Participant. Any remaining whole or fractional Plan Shares will continue to be held by the Plan Agent as the agent for the Participant. Certificates for fractional shares will not be issued under any circumstances. Any notice of withdrawal received less than fifteen (15) days prior to a dividend payment date will not be effective until dividends paid for such payment date have been reinvested and the shares credited to the Participant's account.

Certificates issued to Participants will be registered in the name or names in which the Participant's account is maintained. The original Authorization Form election for Plan participation will remain in effect for the certificated shares. If a Participant requests a certificate to be registered in a name other than that shown on the account, such request must be signed by all persons in whose name the account is registered and be accompanied by such other documentation as the Plan Agent may reasonably require.

13.      WITHDRAWAL OF SHARES IN PLAN ACCOUNT BY CASH PAYMENT

A Participant may sell all or any portion of the Plan Shares by notifying the Plan Agent in writing to that effect and by specifying in the notice the number of shares to be sold. Such request must be signed by all persons in whose name the account is registered and be accompanied by such other documentation as the Plan Agent may reasonably require.

Within fifteen (15) days after the date such notice is received, the Plan Agent will execute a sale order and will deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, Plan Agent fees, applicable withholding tax and transfer tax incurred. However, notices received during the Investment Period will be processed immediately after completion of the Investment Period.

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14.      TERMINATION OF PARTICIPATION

Participation in the Plan may be terminated by a Participant at any time by giving written notice to the Plan Agent. Within fifteen (15) days after the date on which such notice is received by the Plan Agent (the Termination Date), the Plan Agent will deliver to the Participant (a) a certificate for all whole Plan Shares held under the Plan, (b) a check representing any optional cash payments, and (c) a check in lieu of the issuance of a fractional share, equal to the fractional Plan share multiplied by the net sale price per share of the Stock on the Termination Date. However, notices received during the Investment Period will be processed immediately after completion of the Investment Period. The Company, in its sole discretion, may at any time by notice in writing mailed to a Participant, terminate a Participant's interest in the Plan, in which case the Participant shall be treated as though he had terminated participation on the Plan as of the date of mailing of the notice. In the event that a participant's certificated shares or Plan Shares go to zero, Plan participation will be automatically terminated.

In the alternative, a Participant may request in the notice of termination delivered to the Plan Agent that all of the Plan Shares in his account both whole and fractional, be sold. If such a sale is requested, the Plan Agent will execute a sale order and will deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, Plan Agent fees, applicable withholding tax and transfer tax incurred.

15.      STOCK DIVIDENDS, STOCK SPLITS, RIGHTS OFFERINGS

Any shares resulting from a stock dividend or stock split by the Company on the Plan Shares of a Participant shall be added to the Participant's account with the Plan Agent as additional Plan Shares.

In the event of a rights offering by the Company, the basis for any rights offering will include the Plan Shares credited to a Participant's account.

16.      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

The Company, may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the Participants. Thirty (30) days notice of any suspension, termination or amendment which would have a material adverse effect on the Participants' rights hereunder shall be sent to all Participants, who shall in all events have the right to withdraw from the Plan.

17.      INTERPRETATION OF THE PLAN

The Plan, the Authorization Form and the Participant's accounts shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable state and federal securities laws. Any question of interpretation arising under the Plan shall be determined by the Board of Directors of the Company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities. Such determination shall be final and binding on all Participants. The Company may adopt rules and regulations at any time to facilitate the administration of the Plan.

18.      RESPONSIBILITIES OF THE COMPANY AND THE PLAN AGENT

Neither the Company nor the Plan Agent shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (a) failure to terminate a Participant's account upon such Participants death and (b) the prices at which shares are purchased or sold, or the times when purchases or sales are made.


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